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                                  EXHIBIT 10(d)

                              EMPLOYMENT AGREEMENT

         This EMPLOYMENT AGREEMENT dated March 13, 2001, is entered into by and among PediaNet.com, Inc., a Georgia corporation ("Parent"), drpaula.com, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent ("Company"), and Harold Engel ("Executive").

          1.      Employment.

         Company hereby employs Executive, and Executive hereby agrees to accept employment from Company, as the Company's President and Chief Executive Officer, with responsibilities to conduct Company's operations and as otherwise are customary to such position in the Internet industry. Executive agrees during the term of his employment under this Agreement to perform the duties and responsibilities reasonably required of him.

          2.      Term of Employment.

         The employment under this Agreement shall commence effective on the date hereof and shall end on the first anniversary hereof; provided, however, that the term of this Agreement shall be extended automatically for successive one-year periods unless Company provides not less than 90 days' written notice prior to each anniversary of this Agreement, that this Agreement shall not renew following such anniversary of this Agreement or is otherwise terminated under Paragraph 5 hereof.

          3.      Compensation.

                  (a) Base Salary. As compensation for services provided to Company, Parent shall transfer to Executive a monthly amount, beginning on the date hereof and

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thereafter on the same date of each succeeding month, of 50,000 shares of the common stock, $.001 par value per share (such common stock being referred to as "PediaNet Shares"), of Parent as long as the fair market value of a PediaNet Share at the date of issuance is equal to or greater than $.10. If the fair market value of a PediaNet Share at the date of issuance is less than $.10, Parent will transfer an amount of PediaNet Shares for that month so that the aggregate fair market value thereof is $5,000. Such salary may be increased, but not decreased, from time to time as decided in the discretion of the Board of Directors of Company. For purposes of this Agreement, the "fair market value" of a PediaNet Share at the date of its issuance shall be the 10-day average closing price thereof on the principal exchange or quotation service on which the PediaNet Shares are then being traded, ending three trading days prior to the date of issuance hereunder, rounded up to the nearest whole number of PediaNet Shares, if such calculation results in a fraction of a PediaNet Share.

                  (b) Bonus. Parent shall transfer to Executive, up to $90,000 in aggregate value as incentive bonuses hereunder, an amount of PediaNet Shares so that the aggregate fair market value thereof upon the occurrence of each of the following events is equal to $30,000 each: (i) the negotiation of any client, joint venture, or other relationship resulting in additional business for the Company, (ii) the development of a subscription model for the Company's web site based upon the proposals therefor previously provided by Executive, and
(iii) notwithstanding the occurrence or non-occurrence of either (i) or (ii), $30,000 in fair market value of PediaNet Shares as of the date which is six months from the date hereof. Any such transfers shall be made as of the date of such occurrence and transferred to Executive within three days of the date of such

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occurrence. In addition, as additional compensation for services rendered by Executive, Executive shall be entitled to participate in any incentive bonus program that Company's or Parent's Board of Directors may establish for its executive employees.

                  (c) Registration. All issuances of PediaNet Shares hereunder shall be registered with the Securities Exchange Commission ("SEC") on Form S-8 or any successor form thereto (or if such a form is unavailable, under any other available form of registration) and under all applicable state securities laws, prior to the time such issuances are to be made hereunder. Parent shall at all times maintain the effectiveness of any such registration, amend, and/or supplement such registration statements in accordance with all applicable laws, list or authorize for quotation all such PediaNet Shares on the primary exchange or quotation service on which the PediaNet Shares are then trading, and reserve for issuance hereunder the PediaNet Shares to be issued hereunder. Parent represents to Executive that, prior to the date hereof, it has filed a Form S-8 relating to the issuances of the PediaNet Shares hereunder with the SEC, and that such registration statement has been declared or deemed effective.

                  (d) Adjustments. Parent shall adjust the number of PediaNet Shares to be issued hereunder by an amount or amounts to take into account all increases or reductions of the number of outstanding PediaNet Shares which occur following the date hereof by reason of subdivision or combination, including but not limited to, splits, reverse splits, share dividends, or other capital changes affecting the number of outstanding PediaNet Shares. In case of the event of any reclassification of or other change, such as a consolidation, merger, or business combination or subdivision resulting in a capital change for the outstanding PediaNet Shares, then lawful provisions shall be


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made by Parent so that Executive shall have the right to receive under this
Agreement the kind and amount of shares of stock, property, or other securities receivable by Executive as if he had owned such PediaNet Shares immediately prior to such reclassification or change.

         4. Participation in Benefit Programs and Reimbursement of Business Expenses.


                  (a) Benefit Programs. During the term of this Agreement, Executive shall be provided with medical insurance, vacation benefits, sick leave benefits, and holidays which are not less than, and on terms no less favorable than, the greater of what Company or Parent provides to its other executive employees.

                  (b) Reimbursement of Business Expenses. During the term of this Agreement, Company shall reimburse Executive promptly for all reasonable expenditures, including, but not limited to, travel, entertainment, and parking; provided such expenses are incurred in connection with his duties under this Agreement, and are submitted for reimbursement in accordance with the policies reasonably established by the Board of Directors therefor in effect at the time the expense is incurred.

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         5.          Termination of Employment.

         (a) Automatic Termination. This Agreement will automatically terminate in the event of Executive's death, or Executive's disability. For purposes of this Agreement, Executive shall be deemed "disabled" if prevented from performing substantially all of his duties and responsibilities for a continuous period of 180 days. Company and Parent shall have no further obligations to Executive or his estate upon such automatic termination, except to issue any Parent Shares which were due to be issued prior to the date of such termination.

         (b) Termination Not for Cause. If Company terminates this Agreement without cause, Company and Parent shall continue to pay Executive his base salary at the level in effect at the time of termination for the duration of the then current term of this Agreement, plus any accrued, but unused vacation time. The base salary continuation for Executive shall be paid in a lump amount within 10 days of such a termination.

         (c) Termination for Cause. Notwithstanding the provisions of Section 5(b) above, Company may terminate Executive's employment for cause. For purposes of this Agreement, Company shall have "cause" to terminate Executive's employment solely in the event of the following:

         (i) conviction of Executive for any felony or any crime, or entry of a plea of nolo contendere for any crime involving moral turpitude or dishonesty; or

         (ii) Executive's participation in a fraud against Company.

         If Executive's employment is terminated for cause, he will not be entitled to receive any severance pay or any other severance compensation provided under this Agreement following the effective date thereof.

         (d) Resignation. Executive retains the right to resign or otherwise voluntarily

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terminate his employment with Company upon not less than 10 days' written notice to Company. If Executive resigns or otherwise voluntarily terminates his employment with Company, Executive shall not be entitled to any further severance pay or any other severance compensation hereunder following the effective date thereof.

         6. Stock Compensation Program.

         Parent and Company acknowledge and agree that it is essential to their success and to Executive's performance of his duties hereunder that physicians and other medically trained personnel be provided with equity compensation in PediaNet Shares. Accordingly, Parent shall adopt a stock compensation program solely for Company's physician and other trained employees, advisors, and consultants relating to not less than 10,000,000 PediaNet Shares (the offer and sale of which shall be registered on Form S-8 or any successor form thereto and under any applicable state securities laws, which registrations shall be maintained for not less than the term of this Agreement, and which shall be listed or authorized for quotation on the principal exchange or quotation system on which the PediaNet Shares are then being traded). Parent shall at all times reserve a sufficient number of PediaNet Shares for issuance in accordance with such program. This provision is intended by the parties hereto to confer third party beneficiary rights against Parent to the persons eligible to participate in such program.

         7. Notices.

         For purposes of this Agreement, notices and other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States Registered or Certified Mail, return receipt requested, postage prepaid, addressed as follows:

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         If to Executive:           Harold Engel
                                    118 Little Philadelphia Road
                                    Washington, New Jersey 07882

         If to Company or Parent:
                                    c/o PediaNet.com, Inc.
                                    15 West End Avenue,
                                    Brooklyn, New York 11235

or at such other address as any party may have furnished to the other in writing subsequent to the execution of this Agreement or, in the case of Executive, to the address listed for him in Company's records, and in the case of Company or Parent, to the address known by Executive to be where the primary office of Parent is located.

         8. Modifications, Waivers; Superseding Agreement; Applicable Law.

         No provision in this Agreement may be modified, waived, or discharged unless such waiver, modification, or discharge is agreed to in writing, signed by Executive and by the Parent and Company. This Agreement supersedes all prior oral or written agreements relating to the subject matter hereof or any other matter affecting Executive's employment by Company and use of its information. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New Jersey, without regard to the conflicts of laws principles thereof.

         9. Severability.

         If any provision of this Agreement is determined to be invalid or is in any way modified by any governmental agency, tribunal, or court of competent jurisdiction, such determination shall be considered as a separate, distinct, and independent part of this Agreement and shall not affect the validity or enforceability of any of the remaining provisions of this Agreement.


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         10. Successor Rights and Assignment.

         This Agreement shall bind, inure to the benefit of, and be enforceable by Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, and legatees. The rights and obligations of Parent and/or Company under this Agreement may not be assigned without the prior written consent of Executive. Executive may not assign his duties hereunder and he may not assign any of his rights hereunder without the prior written consent of Company.

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         IN WITNESS WHEREOF, Executive, Parent and Company have signed this
Agreement as of the date hereinabove indicated.


                                                     HAROLD ENGEL:

                                                     /s/Harold Engel
                                                     ---------------------------


                                                     PEDIANET.COM, INC.

                                                     By:  /s/Steven Richter
                                                     ---------------------------
                                                     Name: Steven Richter
                                                     Title:  President


                                                     DRPAULA.COM, INC.:

                                                     By:  /s/Harold Engel
                                                     ---------------------------
                                                     Name: Harold Engel
                                                     Title:  President